UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1 to Form S-1
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

KID’S BOOK WRITER INC.
(Name of small business issuer in its charter)

Nevada	2741	75-3268426
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

10324 Wadhurst Road, Edmonton, Alberta, T5N 3V1, Canada
(780) 718-6603
(Address and telephone number of principal executive offices)

10324 Wadhurst Road, Edmonton, Alberta, T5N 3V1, Canada
(Address of principal place of business or intended place of business)

Nevada Agency and Trust Company
50 West Liberty Street, Suite 880, Reno, Nevada 89501
(775) 322-0626
(Name, address and telephone number of agent for service)

With copies to:
Karen Batcher
4252 Bonita Road, Suite 205
Bonita, CA 91902
Tel: (619) 475-7882
Fax: (619) 789-6262

Approximate date of commencement of proposed sale to public:
As soon as practical after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.     ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities At registration statement number of the earlier effective registration statement for the same offering.     ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

Indicate by check mark whether the registrant is a large accelerated filer, and accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐      Accelerated Filer ☐      Non-accelerated filer ☐      Smaller Reporting Company  ☒

CALCULATION OF REGISTRATION FEE
TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER SHARE (1)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE (1)	AMOUNT OF REGISTRATION FEE (1)
Common Stock	2,650,000 shares	$0.01	$26,500	$1.04
(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act of 1933, as amended.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE RERGISTRATION SHALL BECOME EFFECTIVE ON SUCH A DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

SUBJECT TO COMPLETION, Dated August 31, 2009

PROSPECTUS
KID’S BOOK WRITER INC.
2,650,000 SHARES
COMMON STOCK

The selling shareholders named in this prospectus are offering the 2,650,000 shares of our common stock offered through this prospectus. The 2,650,000 shares offered by the selling shareholders represent 46% of the total outstanding shares as of the date of this prospectus. We will not receive any proceeds from this offering.  We have set an offering price for these securities of $0.01 per share of our common stock offered through this prospectus.

	Offering Price	Underwriting Discounts and Commissions	Proceeds to Selling Shareholders
Per Share	$0.01	None	$0.01
Total	$26,500	None	$26,500

Our common stock is presently quoted on the Over-the-Counter Bulletin Board under the symbol “KBKW.OB.”  The selling shareholders will sell our shares at prevailing market prices or privately negotiated prices.

The purchase of the securities offered through this prospectus involves a high degree of risk.  See section of this Prospectus entitled “Risk Factors.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  The prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The Date of This Prospectus Is: August 31, 2009

Summary

As used in this prospectus, unless the context otherwise requires, “we”, “us”, “our” “ Kid’s Book Writer” or “Kid’s Book” refers to Kid’s Book Writer Inc.  All dollar amounts in this prospectus are in U.S. dollars unless otherwise stated.  The following summary is not complete and does not contain all of the information that may be important to you.  You should read the entire prospectus before making an investment decision to purchase our common shares.

Kid’s Book Writer Inc.

Kid’s Book Writer Inc. was incorporated in the State of Nevada as a development stage company was created to offer a pure online service designed to offer kids / children an ability to create their own book. The process will be simple –log on to the service, pick a theme and the software will offer several options, including different book templates, storylines, backgrounds, page sizes, and able to access artwork and / or upload their pictures and make it part of the storyline.  More advanced options that will allow the customer an ability to have more control over the various aspects of the process.  We are still in our development stage and plan on commencing business operations in winter 2009.

We have not earned any revenues to date. We do not anticipate earning revenues until such time as we have completed our website and are able to accept business. As of July 31, 2009, we had $400 cash on hand and $2,500 liabilities. Accordingly our working capital position as of July 31, 2009 was ($2,100). Since our inception through July 31, 2009, we have incurred a net loss of $44,246 . We attribute our net loss to having no revenues to offset our expenses and the professional fees related to the creation and operation of our business.

Our fiscal year ended is April 30.

We were incorporated on October 24, 2007 under the laws of the State of Nevada. Our principal offices are located at 10324 Wadhurst Road, Edmonton, Alberta, Canada. Our telephone number is (780) 718-6603.

The Offering

Securities Being Offered	Up to 2,650,000 shares of our common stock.

Offering Price
The offering price of the common stock is $0.01 per share. The selling stockholders will sell their shares of our common stock at a price of $0.01 per share or at prevailing market prices, prices related to prevailing market prices or privately negotiated prices. We determined this offering price arbitrarily based upon the price of the last sale of our shares of common stock to investors.

Minimum Number of Shares	None.
To Be Sold in This Offering

Securities Issued and to be Issued
5,750,000 shares of our common stock are issued and outstanding as of the date of this prospectus.  All of the common stock to be sold under this prospectus will be sold by existing shareholders and thus there will be no increase in our issued and outstanding shares as a result of this offering.  The issuance to the selling shareholders was exempt due to the provisions of Regulation S.

Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders.

Summary Financial Information

Balance Sheet Data	July 31, 2009 (unaudited)
Cash	$400
Total Current Assets	$400
Liabilities	$2,500
Total Stockholder’s Equity	$(2,100)

Statement of Loss and Deficit	From Inception (October 24, 2007) to July 31, 2009 (unaudited)
Revenue	$-
Net Loss for the Period	$44,246

Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

Risks Related To Our Financial Condition and Business Model

If we do not obtain additional financing, we will not be able to conduct our business operations to the extent that we become profitable.

Our current operating funds will cover the initial stages of our business plan; however, we currently do not have any operations and we have no income. Because of this and the fact that we will incur significant legal and accounting costs necessary to maintain a public corporation, we will require additional financing to complete our development activities. We currently do not have any arrangements for financing and we may not be able to obtain financing when required.  We believe the only source of funds that would be realistic is through a loan from our president and the sale of equity capital.

Our Independent Auditor has indicated that he has substantial doubt about our ability to continue as a going concern, if true, you could lose your investment.

John Kinross-Kennedy, C.P.A., our independent auditor, has expressed substantial doubt about our ability to continue as a going concern given our lack of operating history and the fact to date have had no revenues. Potential investors should be aware that there are difficulties associated with being a new venture, and the high rate of failure associated with this fact.   We have incurred a net loss of $44,246 for the period from October 24, 2007 (inception) to July 31, 2009 and have had no revenues to date. Our future is dependent upon our ability to obtain financing and upon future profitable operations from our website. These factors raise substantial doubt that we will be able to continue as a going concern.

Our financial statements included with this prospectus have been prepared assuming that we will continue as a going concern. Our auditor has made reference to the substantial doubt as to our ability to continue as a going concern in his audit report on our audited financial statements for the years ended April 30, 2008 and April 30, 2009.  If we are not able to achieve revenues, then we may not be able to continue as a going concern and our financial condition and business prospects will be adversely affected.

Because we anticipate our operating expenses will increase prior to our earning revenues, we may never achieve profitability

Prior to completion of our development stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from our business development, we will not be able to earn profits or continue operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we may not be able to generate any revenues or ever achieve profitability. If we are unsuccessful in addressing these risks, our business will most likely fail.

Because our president has only agreed to provide his services on a part-time basis, he may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail

Because we are in the development stage of our business, Mr. Phillet will not be spending a significant amount of time on our business. Mr. Phillet expects to expend approximately 20 hours per week on our business. Competing demands on Mr. Phillet's time may lead to a divergence between his interests and the interests of other shareholders. Mr. Phillet is in public practice as a Chartered Accountant and also owns and manages a number of privately-owned businesses by which he divides his time. None of the work he will be undertaking for these companies will directly compete with Kid’s Book Writer Inc.

Because our president owns approximately 54% of our outstanding common stock, investors may find that corporate decisions influenced by Mr. Phillet are inconsistent with the best interests of other stockholders

Mr. Phillet is our president and sole director. He owns approximately 54% of the outstanding shares of our common stock as of the date of this prospectus. Accordingly, he will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. While we have no current plans with regard to any merger, consolidation or sale of substantially all of its assets, the interests of Mr. Phillet may still differ from the interests of other stockholders. Mr. Phillet owns 3,100,000 common shares for which he paid $0.005 per share.

Because our President and sole director is a Canadian Resident, difficulty may arise in attempting to effect service or process on him in Canada

Because Mr. Phillet our sole director and officer, is a Canadian resident, difficulty may arise in attempting to effect service or process on him in Canada or in enforcing a judgment against Kid’s Book Writer Inc.’s assets located outside of the United States.

The success of our business depends on the continued use and growth of the Internet as a commerce platform

The existence and growth of our service depends on the continued acceptance of the Internet as a commerce platform for individuals and enterprises. The internet could possibly lose its viability as a tool to pay for online services by the adoption of new standards and protocols to handle increased demands of Internet activity, security, reliability, cost, ease-of-use, accessibility and quality of service.  The acceptance and performance of the Internet has been harmed by “viruses,” “worms,” and “spy-ware”.  If for some reason the Internet was no longer widely accepted as a tool to pay for online services, the demand for our service would be significantly reduced, which would harm or cause our business to fail.

Because we will rely on a third-party for hosting and maintenance of our website, mismanagement or service interruptions could significantly harm our business

Our website will be hosted and maintained by a third party hosting service.  Any mismanagement, service interruptions, or damage to the data of our company or our customers, could result in the loss of customers, or other harm to our business.

Because we face competition our business may fail

Some of our competitors have long operating histories, greater financial, technical, and marketing resources.  Because we face competition from other companies offering similar services, the current and possible increase in competition may result in price reductions, reduced gross margins, and could have a material adverse effect on our business, financial condition, and results of operations.

Evolving regulation of the Internet may adversely affect us

As Internet commerce continues to evolve there may be increased regulation by federal, state and/or foreign agencies.  Any new regulations which restrict our business could harm or cause our business to fail.

Risks Related To This Offering

Our common stock is illiquid and shareholders may be unable to sell their shares.

There is currently a limited market for our common stock and we can provide no assurance to investors that a market will develop. If a market for our common stock does not develop, our shareholders may not be able to re-sell the shares of our common stock that they have purchased and they may lose all of their investment. Public announcements regarding our company, changes in government regulations, conditions in our market segment or changes in earnings estimates by analysts may cause the price of our common shares to fluctuate substantially. These fluctuations may adversely affect the trading price of our common shares.

If the selling shareholders sell a large number of shares all at once or in blocks, the market price of our shares would most likely decline

The selling shareholders are offering 2,650,000 shares of our common stock through this prospectus. Shares sold at a price below the current market price at which the common stock is trading will cause that market price to decline. Moreover, the offer or sale of a large number of shares at any price may cause the market price to fall.

Because our stock is a penny stock, shareholders will be more limited in their ability to sell their stock

The shares offered by this prospectus constitute a penny stock under the Securities and Exchange Act. The shares will remain classified as a penny stock for the foreseeable future. Penny stocks generally are equity securities with a price of less than $5.00.  Broker/dealer practices in connection with transactions in “penny stocks” are regulated by certain penny stock rules adopted by the Securities and Exchange Commission.  The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission that provides information about penny stocks and the nature and level of risks in the penny stock market.  The broker/dealer must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker/dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account.  In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules: the broker/dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.  These disclosure requirements may have the effect of price fluctuations in the price of the stock and may reduce the level of trading activity in any secondary market for a stock that becomes subject to the penny stock rules, and accordingly, investors in this offering may find it difficult to sell their securities, if at all.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties.  We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements.  The actual results could differ materially from our forward-looking statements.  Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in this Risk Factors section and elsewhere in this prospectus.

Use of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

Determination of Offering Price

The $0.01 per share offering price of our common stock was determined arbitrarily by us. There is no relationship whatsoever between this price and our assets, earnings, book value or any other objective criteria of value.  If a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders named in this prospectus. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders named in this prospectus.

Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 2,650,000 shares of common stock offered through this prospectus. The selling shareholders acquired the 2,650,000 shares of common stock offered through this prospectus from us at a price of $0.01 per share in an offering that was exempt from registration under Regulation S of the Securities Act of 1933, as amended (the “Securities Act”) and completed on March 31, 2008. We will file with the Securities and Exchange Commission prospectus supplements to specify the names of any successors to the selling shareholders specified in this registration statement who are able to use the prospectus included in this registration statement to resell the shares registered by this registration statement.

The following table provides, as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.	the number of shares owned by each prior to this offering;
2.	the total number of shares that are to be offered by each;
3.	the total number of shares that will be owned by each upon completion of the offering;
4.	the percentage owned by each upon completion of the offering; and
5.	the identity of the beneficial holder of any entity that owns the shares.

Name Of Selling Stockholder	Shares Owned Prior to this Offering	Total Number of Shares to Be Offered for Selling Shareholder Account	Total Shares to be Owned Upon Completion of this Offering	Percent Owned Upon Completion of this Offering
Wes Alexander	50,000	50,000	Nil	Nil
Greg Antoniw	100,000	100,000	Nil	Nil
Rick Breezer	100,000	100,000	Nil	Nil
Carol Callaghan	100,000	100,000	Nil	Nil
Brian Cartmell	100,000	100,000	Nil	Nil
Dhana Cartmell	100,000	100,000	Nil	Nil
Joan Cartmell	100,000	100,000	Nil	Nil
Melissa Cartmell	100,000	100,000	Nil	Nil
George Coulter	100,000	100,000	Nil	Nil
Myrl Coulter	100,000	100,000	Nil	Nil
Michelle Demers	50,000	50,000	Nil	Nil
Donna Dorsey	100,000	100,000	Nil	Nil
William DuPerron	50,000	50,000	Nil	Nil
Curtis Greenland	50,000	50,000	Nil	Nil
Casey Kachur	200,000	200,000	Nil	Nil
Torah Kachur	100,000	100,000	Nil	Nil
David Kelcher	100,000	100,000	Nil	Nil
Sheila Kelcher	100,000	100,000	Nil	Nil
Carmen Kriegel	100,000	100,000	Nil	Nil
Patrick Leonard	100,000	100,000	Nil	Nil
Denise MacIver	50,000	50,000	Nil	Nil
Craig McLennan	50,000	50,000	Nil	Nil
Linda McLennan	50,000	50,000	Nil	Nil
Lorne Merrick	50,000	50,000	Nil	Nil
Michael D. Phillet	50,000	50,000	Nil	Nil
Netta Phillet	50,000	50,000	Nil	Nil
Rolando Ploit	100,000	100,000	Nil	Nil
Myron Selby	50,000	50,000	Nil	Nil
Leslie Shragge	50,000	50,000	Nil	Nil
Phil Shragge	50,000	50,000	Nil	Nil
Branislav Vilimanovich	50,000	50,000	Nil	Nil
Gordana Vilimanovich	50,000	50,000	Nil	Nil
Glen Wilde	50,000	50,000	Nil	Nil
Joyce Wilde	50,000	50,000	Nil	Nil
Total	2,650,000	2,650,000	Nil	Nil

The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares, unless otherwise shown in the table. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.

Other than Netta Phillet, the wife of Michael Frank Philet, and Michael D. Phillet, the son of Michael Frank Phillet our President, and director, none of the selling shareholders has had a material relationship with us other than as a shareholder at any time within the past three years.

Other than Michelle Demers, secretary of the company, none of the selling shareholders:has ever been one of our officers or directors.

Plan of Distribution

Timing of Sales

The selling stockholders may offer and sell the shares covered by this prospectus at various times. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale.

No Known Agreements to Resell the Shares

To our knowledge, no selling stockholder has any agreement or understanding, directly or indirectly, with any person to resell the shares covered by this prospectus.

Offering Price

There is presently no liquid, public market for our common stock. Our stock is quoted on the Over-the-Counter Bulletin Board under the symbol "KBKW.OB".  However, we can provide no assurance that our shares will have a market value or that a market for our securities can be sustained if developed.

Manner of Sale

The shares may be sold by means of one or more of the following methods:

1.	a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
2.	purchases by a broker-dealer as principal and resale by that broker-dealer for its account pursuant to this prospectus;
3.	ordinary brokerage transactions in which the broker solicits purchasers;
4.	through options, swaps or derivatives;
5.	privately negotiated transactions; or
6.	in a combination of any of the above methods.

The selling stockholders may sell their shares directly to purchasers or may use brokers, dealers, underwriters or agents to sell their shares. Brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions, discounts or concessions from the selling stockholders, or, if any such broker-dealer acts as agent for the purchaser of shares, from the purchaser in amounts to be negotiated immediately prior to the sale. The compensation received by brokers or dealers may, but is not expected to, exceed that which is customary for the types of transactions involved. Broker-dealers may agree with a selling stockholder to sell a specified number of shares at a stipulated price per share, and, to the extent the broker-dealer is unable to do so acting as agent for a selling stockholder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the selling stockholder. Broker-dealers who acquire shares as principal may thereafter resell the shares from time to time in transactions, which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above, in the over-the-counter market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions. In connection with re-sales of the shares, broker-dealers may pay to or receive from the purchasers of shares commissions as described above.

If our selling stockholders enter into arrangements with brokers or dealers, as described above, we are obligated to file a post-effective amendment to this registration statement disclosing such arrangements, including the names of any broker dealers acting as underwriters.

The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the sale of the shares may be deemed to be “underwriters” within the meaning of the Securities Act. In that event, any commissions received by broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Sales Pursuant to Rule 144

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.  Presently, there are no shares of our common stock that are available for resale to the public in accordance with the requirements of Rule 144 of the Securities Act.

Because we are considered a “shell” company, Rule 144 will not be available for resale until 1 year from the date the company files Form 10 information.

Regulation M

The selling stockholders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. In particular, we will advise the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for, or purchasing for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution.

Accordingly, during such times as a selling stockholder may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, the selling stockholder must comply with applicable law and, among other things:

1.	may not engage in any stabilization activities in connection with our common stock;
2.	may not cover short sales by purchasing shares while the distribution is taking place; and
3.	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

In addition, we will make copies of this prospectus available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

Penny Stock Rules

The Securities and Exchange Commission has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “institutional accredited investors.” The term “institutional accredited investor” refers generally to those accredited investors who are not natural persons and fall into one of the categories of accredited investor specified in subparagraphs (1), (2), (3), (7) or (8) of Rule 501 of Regulation D promulgated under the Securities Act, including institutions with assets in excess of $5,000,000.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form required by the Securities and Exchange Commission, obtain from the customer a signed and dated acknowledgement of receipt of the disclosure document and to wait two business days before effecting the transaction. The risk disclosure document provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account.

The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.

These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

State Securities Laws

Under the securities laws of some states, the common shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the common shares may not be sold unless the shares have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with.

Description of Securities

General

Our authorized capital stock consists of 75,000,000 shares of common stock, with a par value of $0.001 per share. As of August 31, 2009, there were 5,750,000 shares of our common stock issued and outstanding held by thirty five (35) stockholders of record. There are no preferred shares authorized or issued.

Common Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy.  Holders of our common stock representing thirty three and one-third percent (33 1/3%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Dividend Policy

We have never declared or paid any dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any dividends in the foreseeable future.

Pre-emptive Rights

Holders of common stock are not entitled to pre-emptive or subscription or conversion rights, and there are no redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares of common stock are, and the shares of common stock offered hereby will be when issued, fully paid and non-assessable.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Nevada Anti-Takeover laws

Nevada revised statutes sections 78.378 to 78.3793 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation.  Because of these conditions, the statute does not apply to our company.

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

John Kinross-Kennedy, C.P.A., our accountant, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in his audit report. John Kinross-Kennedy, C.P.A. has presented his report with respect to our audited financial statements. The report of John Kinross-Kennedy, C.P.A. on the financial statements herein includes an explanatory paragraph that states that we have not generated revenues and have an accumulated deficit since inception which raises substantial doubt about our ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Karen Batcher, our independent legal counsel, has provided an opinion on the validity of our common stock.

Description of Business

In General

Kid’s Book Writer Inc. was created to offer a pure online service designed to offer kids / children and parents an ability to create their own book.  Customers can log on to the service, pick a theme (i.e. birthday, family outing, vacation, special occasion such as Christmas / Easter, sporting event, summer camp, etc.), and the software will offer several options, including various book templates, backgrounds, page sizes, the ability to write your own story or have some guidance, etc.

Each template will have a basic story that can be edited in several ways – for example, adding the child’s name as the lead character and other friends and family member’s names as the other characters.  They will also be able to access artwork and / or upload their own pictures and make it part of the storyline.

Once the book is complete they will have several options for printing, including downloading the book as a pdf file (or other type) to be printed at home, have it emailed to a photo print shop such as Future Shop or WalMart (i.e. as one of their “Memory Books”).  Kid’s Book Writer may also outsource this service and include it as a profit center for certain types of books.

Key Design Considerations

Although there are very few online publishing services that have kids in mind, Kid’s Book Writer will not be first to market.  Clearly, the highly successful lulu.com has created a market-leading solution.  It allows children to write a book – create characters, invent situations, and be in charge of everything that happens.  Its offering is a collaboration of John Lithgow (actor and best-selling children’s book author), Knowledge Adventure®, and Lulu – to produce Knowledge Adventure Books by You™.

For $19.95, consumers can download software which allows people to follow along on their computer as the Knowledge Adventure audio and video clips guides them through a step-by-step process:

w	Pick a storyline

w	Make the story your own by answering John’s questions about the action, characters, names of places, etc

w	Read and edit each chapter as you go, maybe making changes when you get personalized writing tips

w	Add your own cover photos or illustrations

w	Dedicate it to someone special (like mom), if you want

w	Create an “About the Author” page with information about someone else special: you

w	Design a totally cool cover

Customers can print the book at home, save it as a PDF, or upload it to Lulu – where it can be professionally printed and bound as either a hardcover or paperback and shipped for fast arrival.  It can be ordered as just one special copy or order extra copies as gifts to share relatives and / or envious friends

Additional resources include downloading art, writing tips, and parent resources (help your child become a better reader), expert advice (see how others are using Knowledge Adventure Books).

Knowledge Adventure Books – Positives	Knowledge Adventure Books – Limitations
•Offers a service for ages K-8 as well as for kids 8 and up.

•Ease of use & automated effectively.

•Good final product.

•Low, reasonable cost.

•Is high in search results (but this service is the only one of its type !)

•Lack of variety (“nice to see an easier book, for example”).

•Only four stories to select from.

•Process can be tedious (i.e. 100 questions per chapter).

•Is in large measure a subset of the much larger publishing site.

There are very few services that appear to compete in the kids / children’s space.  In a google search for “kids book writers” several sites were returned, none of which included a site such as lulu – rather the list was populated by children’s book authors / agents / illustrators and other resource-oriented services.

Similarly, a search for “childrens book publishers” returned only iUniverse.com and lulu.com (both paid for results).  iUniverse is very much oriented toward professional authors and does not offer a similar type of service to what lulu.com or kidsbookwriter.com will offer (i.e. their publishing packages start at $399.)

Children’s Book Market

The literary marketplace has always had three essential elements: 1) authorship, 2) publishing, and 3) audience, each of which continues to be shaped by market forces.  The modern (i.e. post-war) era has been characterized by rapid technological development, mass production, and consumerism.  Historically, the fact that the fixed costs of producing books was high (i.e. beyond the reach of individuals), combined with the fact that the profitability of any one title was highly uncertain, led to the development of well-capitalized publishers that were able to diversity their risk across many books.  Since any one author needed a publisher more than that publisher needed any one author, publishing houses became large and powerful, with the industry generating multi-billion dollars in sales annually.  Whereas book publishing had been the dominated by smaller houses that were operated by their owner operators, this began to change in 1959, when Random House went public and began to focus attention on the book publishing industry.  The 1970s saw a period of acquisition and consolidation and by 1982, more than 50% of all mass market sales were accounted for by 5 firms, and 10 publishing firms accounted for more than 85%.  The rise of the chain bookstore has essentially ensured that publishing has been a relatively “closed” institution.  This began to change with the advent of modern digital technology – in particular “print on demand” technology, as well as computer programs that enable publishers to prepare books for printing entirely on computers.  These two technologies served to greatly reduce the production costs for relatively small book runs, which has led to a rapid rise in the number of small scale publishers.

As desktop publishing programs became more and more sophisticated, the once somewhat disrespected world of self-publishing began to blossom.  Lower costs meant that more people could self-publish, and many companies hurried towards this opportunity, working with authors not willing to wait for traditional publication, or wanting more control over their book, or just wanting to get a family story in print.

With the proliferation of the Internet and Internet-based technologies, even more changes have occurred.  A number of firms have begun to bundle together a series of technologies that have tapped into all these trends and tapped into new, rich markets of printers ink.

Market leader and 5 year old publish on demand www.lulu.com is an excellent example of this trend.  According to a recent article in the UK Guardian (www.guardian.co.uk/business/2008/feb/20/useconomy.booksnews), Lulu is doubling in size every year and that globally as many as 15,000 people register at its site each week, mostly to create books but also calendars, music and DVDs.  Lulu has a faster growth rate than CEO Bob Young’s previous start-up, open-source software company Red Hat.

Interesting and noteworthy statistics regarding lulu.com

w	#1 Self Publishing Website (according to Alexa).

w	4,000 new titles each week published and a current catalogue of 232,000 books.

w	Products from a million creators, 500,000 others who visit each week

w	Books, artwork, CDs, DVDs, calendars, and all sorts of goodies. Books vary from paperback to hardcover to comics, etc.

w	Distributes through 60,000 retailers, schools and libraries

w	Has a marketing program which starts at $45.

The programs are easy for just about anyone to use: Authors select basic options, including the book's size, binding style and paperback or hardcover. After the manuscript is uploaded, users go to a page where they select a font and design the book's cover.

On-demand publishing is letting thousands realize the ambitions of generations of would-be writers.  What makes self-publishing viable is the Internet.  In the past, if an author created a book about some obscure topic, the audience would be limited.  Now, the Internet gives writers instant access to audiences that share their same interests, no matter how obscure. Authors also use online communities such as blogs, MySpace.com and others to market their works.

The Spin-Off Effect - Non-Commercial Publishing

The system also allows small businesses to print high-end brochures, screenwriters to shop their scripts around and others to assemble wedding, sporting event, vacations, and other special-event books for friends and family.

For example, PictureSlide.com was launched in 2006, which allowed customers to upload their images and layout pages using free software, in turn creating a professionally printed "coffee table" style book.  These photo books are often used to display pictures of virtually any topic.  Importantly, this site was launched to overcome the limitations of other photo-oriented sites (i.e. difficult to use, uncertain quality of end product, layout options, sizes and styles of photo albums, etc.).

The Market Opportunity

Research shows that:

w	The market for online self-publishing is becoming large, is increasingly becoming mainstream, and continues to grow rapidly.

w	The great majority of new offerings are geared toward the adult market and self-published books – there are very few tailored to kids / children.

w	Offerings are often mingled with other service / product offerings (i.e. CDs, DVDs, calendars, etc.).

w	Other offerings have historically been software has been difficult to use, limited in the layout options, and time consuming to create.

w	There are many “photo” oriented services (i.e. providing photo publishing and album type services) along with CD / DVD services, but very few true online publishing services geared to children.

KidsBookWriter.com Service

To summarize, research indicates that:

w
There is very little online for kids to create their own book – lulu.com appears to be the only one and appears to have a good measure of success and response from the marketplace.  The strategy – take advantage of the fact that there are almost no other similar services and become very good at providing this service.

w	All trends favor continuing growth in this market – The strategy – provide an excellent service in this particular space.

w
Lulu.com, while possessing many positives, also has some limited features – which Management intends to capitalize on in designing the kid’s book writer service.  The strategy – incorporate the same positive attributes as the Lulu.com offering while improving on its negatives.

Thus, the Kid’s Book Writer website will have the following attributes:

Simple.  The website will be dedicated exclusively to kids, their book creations, and related services.  The graphics and presentation of the website will in all cases be geared to children.

Flexibility.  While being “simple”, the site will also have options for different levels of difficulty.  Whereas the lulu.com service appears to favor one basic approach (which can be tedious), kid’s book writer will offer different levels of “difficulty” – examples could include:

A.	A totally guided approach – almost little more than a basic picture book along with some text. This would be geared more toward a younger audience

B.
For return visitors or slightly older children, this would be more of an approach now followed by Lulu’s Knowledge Adventure Books – a guided tour but will many options and help on what needs to be done next in the book.  As one point of departure, however, as opposed to lulu’s Knowledge Adventure Books, Kid’s Book Writer will offer far more than 4 basic stories to make.

C.
For “advanced” users, Kid’s Book Writer will begin to depart from the guided, interactive approach and begin to have the look and feel of a traditional software program – for example, icons related to backgrounds, pictures, layout options, etc.  A much less “guided” approach will be followed.  However, the major point of departure might be a help options on how to use each of the various icons, help of what is missing from the book, etc.  Kid’s Book Writer will attempt to make this as “intelligent” as possible.

Pricing.  Kid’s Book Writer will have a similar, low cost fee schedule as the lulu.com service.

Related Services.  Kid’s Book Writer will offer as many other services as possible.  For example, a help feature, FAQ, writing tips, artwork and backgrounds, as well as ideas on how to create more advanced books and layout features.  These are only a few ideas – the intent of Management is to offer its paying customers the most resources available so as to create and maintain a competitive advantage.

Search.  Kid’s Book Writer will attempt to initiate the most modern, current search strategy available so that users will be given the opportunity to be compared with the lulu.com service and make an informed decision.

End Product.  As with other types of services, the range of printing options available will be as broad as possible, with virtually every type of size and binding planned to be available.

Software Protection

The software that customers used will not be “stand alone” (i.e. they will not be able to complete their book on their own, without accessing the website).  Rather, it is currently envisioned that customers can download the software and see the various options available.  However, to create and access all their stored files (i.e. the “book”), they must sign in online and pay a small fee to get their own book started.  Each customer (login name) will have the ability to gain access to one project.  Thus, the software can be transferred among family and friends, but each book must be paid for separately. Repeat visitors may be given discounts on future books to encourage repeat business.  Other options, such as family plans, may be considered (i.e. one username, several projects).

Sales and Marketing

The Kid’s Book Writer services will not only be a pure online business, it will represent somewhat of a niche service.  Accordingly, Management believes that a highly targeted Internet marketing strategy must be implemented.  This will be accomplished through implementing a range of marketing techniques.

•	Kid’s Book Writer will develop its internet web-site – to date, Kids Book Writer has reserved its domain name, and launched a test site at www.kidsbwriter.com.

•
Most importantly, development of a state of the art “search” strategy, to direct potential users to the website.  This may include utilizing various forms of “paid for” internet advertising, depending on funding and other considerations.

•
Pursuing a variety of public relations activities, including media articles.  This may also include attempting to gain the endorsements of the various online communities related to children (i.e. Children's Technology Review, Web 2.0 Awards, The National Parenting Center, Parenting Magazine, etc.).

•	Development of a list of potential industry partners to establish links with and gaining links and listings with the various publishing directories

Employees

We have no employees as of the date of this prospectus other than our president. We conduct our business largely through the outsourcing of experts in each particular area of our business.

Research and Development Expenditures

We have not incurred any material research or development expenditures since our incorporation.

Subsidiaries

We do not currently have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patent or trademark.

Office Property

We maintain our executive office at 10324 Wadhurst Road, Edmonton, Alberta, Canada, T5N 3V1. This office space is being provided to the company free of charge by our president, Mr. Phillet. This arrangement provides us with the office space necessary at this point. Upon significant growth of the company it may become necessary to lease or acquire additional or alternative space to accommodate our development activities and growth.

Legal Proceedings

We are not currently a party to any legal proceedings.

Our agent for service of process in Nevada is Nevada Agency and Trust Company, 50 West Liberty Street, Suite 880, Reno, Nevada 89501.

Market for Common Equity and Related Stockholder Matters

No Public Market for Common Stock

There is currently a limited market for our common stock and we can provide no assurance to investors that a market will develop. If a market for our common stock does not develop, our shareholders may not be able to re-sell the shares of our common stock that they have purchased and they may lose all of their investment. Public announcements regarding our company, changes in government regulations, conditions in our market segment or changes in earnings estimates by analysts may cause the price of our common shares to fluctuate substantially. These fluctuations may adversely affect the trading price of our common shares.

The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or quotation system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form, including language, type, size and format, as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with: (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement.

Kid’s Book Writer Inc. is subject to the penny stock rules, and disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock and stockholders may have difficulty selling those securities.

Holders of Our Common Stock

As of the date of this Registration Statement, we had thirty five (35) shareholders of record.

Rule 144 Shares

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.  Presently, there are no shares of our common stock that are available for resale to the public in accordance with the requirements of Rule 144 of the Securities Act.

Because we are considered a “shell” company, Rule 144 will not be available for resale until 1 year from the date the company files Form 10 information.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To:  The Board of Directors and Shareholders
Kids Book Writer Inc.
Reno, Nevada

I have audited the accompanying balance sheet of Kids Book Writer Inc. as of April 30, 2009 and 2008 and the related statements of operations, stockholders’ deficiency/equity and cash flows for the year and period then ended. These financial statements are the responsibility of the Company’s management.  My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  I believe that my audit provides a reasonable basis for my opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company has suffered losses and has not yet commenced operations.  This raises substantive doubt about the Company’s ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

In my opinion, based on my audit, the financial statements referred to above present fairly, in all material respects, the financial position of Kids Book Writer Inc. as of April 30, 2009 and 2008 and the results of its operations, its stockholders’ deficiency/equity and its cash flows for the year and period then ended, in conformity with United States generally accepted accounting principles.

The Company has determined that it is not required to have, nor was I engaged to perform, an audit of the effectiveness of its documented internal controls over financial reporting.

/s/

John Kinross-Kennedy
Certified Public Accountant
Irvine, California
July 25, 2009

KID'S BOOK WRITER INC.
(A Development Stage Company)
Balance Sheet
as at April 30,

	2009	2008

ASSETS

Current Assets
Cash and Cash Equivalents	$68	$40,097

	$68	$40,097

LIABILITIES & STOCKHOLDERS' EQUITY

Current Liabilities
Officer Loan	$500	$500

Total Current Liabilities	500	500

Commitments and contingencies (Note 4)

Stockholders' Equity
Common Stock, $0.001 par value, 75,000,000 shares authorized,
5,750,000 shares issued and outstanding at April 30, 2009,
5,750,000 shares issued and outstanding at April 30, 2008	5,750	5,750
Additional paid-in capital	36,396	36,396
Deficit accumulated in the development stage	(42,578)	(2,549)

Total Stockholders' Equity (Deficiency)	(432)	39,597

	$68	$40,097

The accompanying notes are an integral part of these financial statements.

KID'S BOOK WRITER INC.
(A Development Stage Company)
Statements of Operations

			For the period
		For the period	of Inception,
	For the year	from Oct. 24,	from Oct. 24,
	ended	2007 through	2007 through
	April 30,	April 30,	April 30,
	2009	2008	2009

Revenues	$-	$-	$-

Costs and Expenses

Advertising & Prtomotion	7,950	-	7,950
Consulting Expense	7,998	2,500	10,498
Professional Fees	4,391	-	4,391
Stock Transfere Fees	17,937	-	17,937
Other General & Administrative	1,753	49	1,802

Total Expenses	40,029	2,549	42,578

Operating Loss	(40,029)	(2,549)	(42,578)

Net Income (Loss)	$(40,029)	$(2,549)	$(42,578)

Basic and Dilutive net loss per share	$(0.007)	$(0.000)

Weighted average number of shares	5,750,000	3,425,926

The accompanying notes are an integral part of these financial statements

KID'S BOOK WRITER INC.
(A Development Stage Company)
Statements of Cash Flows

			For the period
		For the period	of Inception,
	For the year	from Oct. 24,	from Oct. 24,
	ended	2007 through	2007 through
	April 30,	April 30,	April 30,
	2009	2008	2009

Cash Flows From Operating Activities
Net Income (Loss)	(40,029)	$(2,549)	$(42,578)
Net Cash (used by)
Operating Activities	(40,029)	(2,549)	(42,578)

Cash Flows From Investing Activities
	-	-	-
Net Cash (used by)
Investing Activities	-	-	-

Cash Flows From Financing Activities
Proceeds from sale of Common Stock	-	42,000	42,000
Proceeds of officer loan	-	500	500
Other contributed capital	-	146	146
Net Cash provided by
Financing Activities	-	42,646	42,646

Net increase in Cash	(40,029)	40,097	68

Cash at beginning of period	40,097	-	-

Cash at end of period	$68	$40,097	$68

Cash paid for:
Interest	$-	$-	$-
Income Taxes	$-	$-	$-

The accompanying notes are an integral part of these financial statements

KID'S BOOK WRITER, INC.
(A Development Stage Company)
Statement of Stockholders' Deficiency

				Accumulated
			Additional	Deficit During
	Common Stock		Paid-in	Development
	Shares	Amount	Capital	Stage	Total

Balances at October 24, 2007: Inception	-	$-	$-	$-	$-
Capital contributed by Director			146		146
Common stock issued for cash in
December, 2008 at $0.005 per share	3,100,000	3,100	12,400		15,500
Common stock issued for cash in
January, 2008 at $0.01 per share	1,400,000	1,400	12,600		14,000
Common stock issued for cash in
February, 2008 at $0.01 per share	1,050,000	1,050	9,450		10,500
Common stock issued for cash in
March, 2008 at $0.01 per share	200,000	200	1,800		2,000
Net loss, period ended April 30, 2008				(2,549)	(2,549)
Balances at April 30, 2008	5,750,000	5,750	36,396	(2,549)	39,597

Net loss for the year ended April 30, 2009				(40,029)	(40,029)

Balances at April 30, 2009	5,750,000	$5,750	$36,396	$(42,578)	$(432)

The accompanying notes are an integral part of these financial statements

KID’S BOOK WRITER INC.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS
For the Year Ended April 30, 2009

NOTE 1 - BUSINESS AND CONTINUED OPERATIONS

Kid’s Book Writer Inc. was organized under the laws of the State of Nevada on October 24, 2007. The Company was formed for the purpose of engaging in all lawful businesses. The Company’s authorized capital consisted of 75,000,000 shares of $0.001 par value common voting stock.

The financial statements presented include all adjustments which are, in the opinion of management, necessary to present fairly the financial position, results of operations and cash flows for the period presented in accordance with the accounting principles generally accepted in the United States of America. All adjustments are of a normal recurring nature.

Current Business of the Company

The Company had no material business operations from inception October 24, 2007 to October 31, 2008.  The company then formed plans to offer a website resource for self-publishing books on family occasions.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and equivalents

Cash and equivalents include investments with initial maturities of three months or less.

Fair Value of Financial Instruments

The Financial Accounting Standards Board issued Statement of Financial Accounting Standards (“SFAS”) No. 107, “Disclosures About Fair Value of Financial Instruments.”  SFAS No. 107 requires disclosure of fair value information about financial instruments when it is practicable to estimate that value.  The carrying amounts of the Company’s financial instruments as of April 30, 2009 approximate their respective fair values because of the short-term nature of these instruments.  Such instruments consist of cash, accounts payable and accrued expenses.  The fair value of related party payables is not determinable.

Income Taxes

The Company utilizes SFAS No. 109, “Accounting for Income Taxes,” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns.  Under this method, deferred tax assets and liabilities are determined based on the difference between the tax basis of assets and liabilities and their financial reporting amounts based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income.  Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. The Company generated deferred tax credits through net operating loss carryforwards.  However, a valuation allowance of 100% has been established, as the realization of the deferred tax credits is not reasonably certain, based on going concern considerations outlined below.

Going Concern

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  The Company had an operating loss of $40,029 in the year ended April 30, 2009.   The company has a shareholders’ deficiency of $432.  The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern.  The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable.  If the Company is unable to obtain adequate capital, it could be forced to cease development of operations.

In order to continue as a going concern, develop a reliable source of revenues, and achieve a profitable level of operations the Company will need, among other things, additional capital resources.  Management’s plans to continue as a going concern include raising additional capital through sales of common stock.  In the interim, shareholders of the Company are committed to meeting its minimal operating expenses.  However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations.  The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Development-Stage Company

The Company is considered a development-stage company, having no operating revenues during the period presented, as defined by Statement of Financial Accounting Standards (“SFAS”) No. 7.  SFAS No. 7 requires companies to report their operations, shareholders deficit and cash flows since inception through the date that revenues are generated from management’s intended operations, among other things.  Management has defined inception as October 24, 2007.  Since inception, the Company has incurred an operating loss of $42,578, much of which related to consultants, as a means to generate working capital.  The Company’s working capital has been generated through the sales of common stock.  Management has provided financial data since October 24, 2007 “Inception” in the financial statements, as a means to provide readers of the Company’s financial information to make informed investment decisions.

Use of Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period.  Actual results could differ from those estimates.

Earnings (Loss) Per Share

Statement of Financial Accounting Standards No. 128 “Earnings Per Share” requires presentation of basic earnings per share and diluted earnings per share.  Basic income (loss) per share (“Basic EPS”) is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding during the period.  Diluted earnings per share (“Diluted EPS”) is similarly calculated using the treasury stock method except that the denominator is increased to reflect the potential dilution that would occur if dilutive securities at the end of the applicable period were exercised. There were no potential dilutive securities as at April 30, 2009.

The following is a reconciliation of the numerators and denominators of the basic and diluted earnings per share computations for the year and period ended April 30, 2009 and 2008.

Numerator:

Basic and diluted net loss per share:	2009	2008

Net Income (Loss)	$(40,029)	$(2,549)

Denominator

Basic and diluted weighted average number of shares outstanding	5,750,000	3,425,926

Basic and Diluted Net Loss Per Share	$0.007	$0.000

NOTE 3 – RELATED PARTY TRANSACTIONS

On December 13, 2007 the President and C.E.O., Michael Frank Phillet, purchased 3,100,000 shares of common stock of the Company at $0.005 per share.

NOTE 4 - COMMITMENTS AND CONTINGENCIES

There were no commitments or contingencies in the year ended April 30, 2009.

NOTE 5 – CAPITAL STOCK TRANSACTIONS

On December 13, 2007,  3,100,000 shares were issued for cash at $0.005 per share.

In  January, 2008,  1,400,000 shares were issued for cash at $0.01 per share.

In  February, 2008,  1,050,000 shares were issued for cash at $0.01 per share.

In March, 2008,  200,000 shares were issued for cash at $0.01 per share.

At April 30, 2009 the Company had authorized 75,000,000 common shares, of which the total  issued and outstanding was 5,750,000.

NOTE 6 – LITIGATION

There were no legal proceedings against the Company with respect to matters arising in the ordinary course of business. Neither the Company nor any of its officers or directors is involved in any other litigation either as plaintiffs or defendants, and have no knowledge of any threatened or pending litigation against them or any of the officers or directors.

KID'S BOOK WRITER INC.
(A Development Stage Company)
Balance Sheet

	July 31,	April 30,
	2009	2009
	(Unaudited)
ASSETS

Current
Cash and Cash Equivalents	$400	$68

LIABILITIES & STOCKHOLDERS' EQUITY

LIABILITIES
Non Current
Officer Loan	$2,500	$500

STOCKHOLDERS' EQUITY
Capital Stock
Authorized
75,000,000 common voting stock with a par value of
$0.001 per share
Issued
5,750,000 common outstanding as at July 31, 2009,
and at October 31, 2009	5,750	5,750

Additional paid-in capital	36,396	36,396

Deficit accumulated in the development stage	(44,246)	(42,578)

	(2,100)	(432)

	$400	$68

The accompanying notes are an integral part of these financial statements.

KID'S BOOK WRITER INC.
(A Development Stage Company)
Statement of Operations
(Unaudited)

			For the period
			from Inception,
			October 24,
	For the three months ended		2007 through
	July 31,		July 31,
	2009	2008	2009

Revenues	$-	$-	$-

Costs and Expenses

Advertising & Prtomotion	-	-	7,950
Consulting Expense	-	6,118	10,498
Professional Fees	845	2,035	5,236
Stock Transfer Fees	800	5,000	18,737
Other General & Administrative	23	1,534	1,825

	1,668	14,687	44,246

Net Loss for the period	$(1,668)	$(14,687)	$(44,246)

Basic and Diluted loss per share	$(0.000)	$(0.003)

Weighted average number of common
shares outstanding	5,750,000	5,491,111

The accompanying notes are an integral part of these financial statements.

KID'S BOOK WRITER INC.
(A Development Stage Company)
Statements of Cash Flows
(Unaudited)

			For the period
			from Inception,
	For the		October 24,
	three months ended		2007 through
	July 31,		July 31,
	2009	2008	2009

Cash Flows From Operating Activities
Net Income (Loss)	(1,668)	$(14,687)	$(44,246)
Net Cash (used by)
Operating Activities	(1,668)	(14,687)	(44,246)

Cash Flows From Investing Activities
			-
Net Cash (used by)
Investing Activities	-	-	-

Cash Flows From Financing Activities
Proceeds from sale of Common Stock			42,000
Proceeds of officer loan	2,000		2,500
Other contributed capital			146
Net Cash provided by
Financing Activities	2,000	-	44,646

Net increase in Cash	332	(14,687)	400

Cash at beginning of period	68	40,097	-

Cash at end of period	$400	$25,410	$400

Cash paid for:
Interest	$-	$-	$-
Income Taxes	$-	$-	$-

The accompanying notes are an integral part of these financial statements.

KID'S BOOK WRITER, INC.
(A Development Stage Company)
Statement of Stockholders' Equity (Deficiency)
(Unaudited)

				Accumulated
			Additional	Deficit During
	Common Stock		Paid-in	Development
	Shares	Amount	Capital	Stage	Total

Balances at October 24, 2007: Inception	-	$-	$-	$-	$-
Capital contributed by Director			146		146
Common stock issued for cash in
December, 2008 at $0.005 per share	3,100,000	3,100	12,400		15,500
Common stock issued for cash in
January, 2008 at $0.01 per share	1,400,000	1,400	12,600		14,000
Common stock issued for cash in
February, 2008 at $0.01 per share	1,050,000	1,050	9,450		10,500
Common stock issued for cash in
March, 2008 at $0.01 per share	200,000	200	1,800		2,000
Net loss, period ended April 30, 2008				(42,578)	(42,578)

Balances at April 30, 2008	5,750,000	5,750	36,396	(42,578)	(432)

Net loss for the 3 months ended July 31, 2009				(1,668)	(1,668)

Balances at July 31, 2009	5,750,000	$5,750	$36,396	$(44,246)	$(2,100)

The accompanying notes are an integral part of these financial statements.

KID’S BOOK WRITER INC.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS
JULY 31, 2009
(Unaudited)

NOTE 1 – BASIS OF PRESENTATON AND NATURE OF OPERATIONS

The interim financial statements as of and for the three months ended July 31, 2009 reflect all adjustments which, in the opinion of management, are necessary to fairly state the Company’s financial position and the results of its operations for the periods presented in accordance with the accounting principles generally accepted in the United States of America.  All adjustments are of a normal recurring nature.

These interim financial statements should be read in conjunction with the Company’s financial statements and notes thereto included in the Company’s fiscal year end April 30, 2009 report. The Company assumes that the users of the interim financial information herein have read, or have access to, the audited financial statements for the preceding period, and that the adequacy of additional disclosure needed for a fair presentation may be determined in that context. The results of operations for the three month period ended July 31, 2009 are not necessarily indicative of results for the entire year ending April 30, 2010.

Organization

Kid’s Book Writer Inc. was organized under the laws of the State of Nevada on October 24, 2007. The Company was formed for the purpose of engaging in all lawful businesses. The Company’s authorized capital consisted of 75,000,000 shares of $0.001 par value common voting stock.

Current Business of the Company

The Company had no material business operations from inception October 24, 2007 to October 31, 2008.  The company then formed plans to offer a website resource for self-publishing books on family occasions.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and equivalents

Cash and equivalents include investments with initial maturities of three months or less.

Fair Value of Financial Instruments

The Financial Accounting Standards Board issued Statement of Financial Accounting Standards (“SFAS”) No. 107, “Disclosures About Fair Value of Financial Instruments.”  SFAS No. 107 requires disclosure of fair value information about financial instruments when it is practicable to estimate that value.  The carrying amounts of the Company’s financial instruments as of July 31, 2009 approximate their respective fair values because of the short-term nature of these instruments.  Such instruments consist of cash, accounts payable and accrued expenses.  The fair value of related party payables is not determinable.

Income Taxes

The Company utilizes SFAS No. 109, “Accounting for Income Taxes,” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns.  Under this method, deferred tax assets and liabilities are determined based on the difference between the tax basis of assets and liabilities and their financial reporting amounts based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income.  Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. The Company generated deferred tax credits through net operating loss carryforwards.  However, a valuation allowance of 100% has been established, as the realization of the deferred tax credits is not reasonably certain, based on going concern considerations outlined below.

Going Concern

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  The Company had an operating loss of $1,667 in the three months ended July 31, 2009 and a shareholders’ deficiency of $2,100.  The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern.  The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable.  If the Company is unable to obtain adequate capital, it could be forced to cease development of operations.

In order to continue as a going concern, develop a reliable source of revenues, and achieve a profitable level of operations the Company will need, among other things, additional capital resources.  Management’s plans to continue as a going concern include raising additional capital through sales of common stock.  In the interim, shareholders of the Company are committed to meeting its minimal operating expenses.  However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations.  The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Development-Stage Company

The Company is considered a development-stage company, having no operating revenues during the period presented, as defined by Statement of Financial Accounting Standards (“SFAS”) No. 7.  SFAS No. 7 requires companies to report their operations, shareholders deficit and cash flows since inception through the date that revenues are generated from management’s intended operations, among other things.  Management has defined inception as October 25, 2007.  Since inception, the Company has incurred an operating loss of $44,246, much of which related to consultants, as a means to generate working capital.  The Company’s working capital has been generated through the sales of common stock and loans from officers.  Management has provided financial data since October 24, 2007 “Inception” in the financial statements, as a means to provide readers of the Company’s financial information to make informed investment decisions.

Use of Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period.  Actual results could differ from those estimates.

Earnings (Loss) Per Share

Statement of Financial Accounting Standards No. 128 “Earnings Per Share” requires presentation of basic earnings per share and diluted earnings per share.  Basic income (loss) per share (“Basic EPS”) is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding during the period.  Diluted earnings per share (“Diluted EPS”) is similarly calculated using the treasury stock method except that the denominator is increased to reflect the potential dilution that would occur if dilutive securities at the end of the applicable period were exercised. There were no potential dilutive securities as at July 31, 2009.

The following is a reconciliation of the numerators and denominators of the basic and diluted earnings per share computations for the three months ended July 31, 2009 and 2008.

Numerator:

Basic and diluted net loss per share:	2009	2008

Net Income (Loss)	$(1,668)	$(14,687)

Denominator

Basic and diluted weighted average number of shares outstanding	5,750,000	5,491,111

Basic and Diluted Net Loss Per Share	$0.007	$0.003

NOTE 3 – COMMITMENTS AND CONTINGENCIES

There were no commitments or contingencies in the year ended April 30, 2009.

NOTE 4 – CAPITAL STOCK

At July 31, 2009 the Company had authorized 75,000,000 common shares, of which the total  issued and outstanding was 5,750,000.

NOTE 5 – LITIGATION

There were no legal proceedings against the Company with respect to matters arising in the ordinary course of business. Neither the Company nor any of its officers or directors is involved in any other litigation either as plaintiffs or defendants, and have no knowledge of any threatened or pending litigation against them or any of the officers or directors.

Plan of Operations
The intent of Management is to create a unique, simple, effective, value-based system that has instant appeal to users.  It will not only be an invaluable learning tool, it will represent a fun way for children to put their pictures and written content into an end product that will make family proud and friends want to do the same.  This will all be available at very low cost.  It will be a totally online, automated system with no need for a large staff.

Creating the Website

The process of creating the Kids Book Writer website is expected to be as follows:

w	Working with its web designer, decide on the various graphics, layout options, and content on the home page and other pages.

w	Conduct additional research on printing options and secure relationships or incorporate links / options on the website. As one example, links to WalMart’s online “Memory Book” service.

w	Assemble the considerable amount of content that must be available on the site.

w	Incorporate ecommerce ability on the website.

w	Create an effective “search” strategy.

w	Test market the site with children of various ages.

w	Launch the site.

This process is expected to have a budget of approximately $30,000 and take 9 to 12 months. The company has launched its test website at www.kidsbwriter.com.

Following completion of the website

Following this initial phase, ongoing efforts are expected to be geared to the following activities:

w	Monitoring results and making changes / adjustments as appropriate.

w	Continuing to institute marketing enhancements.

w	Where appropriate and advisable, bring additional, closely related products to the website.

w	Creating of additional websites, written in foreign languages.

The President of Kids Book Writer, M. Frank Phillet, will spearhead this effort.  Due to the nature of the costs involved and the fact that M. Frank Phillet will not be receiving a salary at this time, expenses related to this ongoing effort are expected to be less than $10,000. The company also expects to be generating revenue from the website at this time.

If Kids Book Writer experiences a considerable degree of financial success, additional marketing and other expenses may be incurred to further broaden the reach of the business, which may involve hiring one or more additional staff to handle increased demands, site monitoring, and customer support.  There may be additional demands placed on the company for website development and the need to broaden the management team.  Depending on availability of funds and the opportunities available to the Company, Kids Book Writer may also hire additional marketing personnel to access additional sales and distribution channels.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

Results of Operations for period ending July 31, 2009

We did not earn any revenues from inception through the period ending July 31, 2009.   We do not anticipate earning revenues until such time as we have begun operations on our website.  We are presently in the start-up phase of our business and we can provide no assurance that we will attain sufficient business on our website to attain profitability.

We incurred operating expenses in the amount of $44,246 from inception on October 24, 2007 through the period ended July 31, 2009.  These operating expenses included the research and the preparation of our business plan and the development of our website in addition to administrative expenses, the professional fees incurred in connection with the filing of a registration statement with the Securities Exchange Commission under the Securities Act of 1933.

Liquidity and Capital Resources

As of July 31, 2009, we had cash of $400 and operating capital of $(2,100).

We have not attained profitable operations and are dependent upon obtaining financing to pursue significant development activities beyond those completed to date.   For these reasons, our auditors stated in their report that they have substantial doubt we will be able to continue as a going concern.

Changes in and Disagreements with Accountants

We have had no changes in or disagreements with our accountants.

Directors, Executive Officers, Promoters And Control Persons

Our executive officers and directors and their respective ages as of August 31, 2009 are as follows:

Name	Age	Position(s) and Office(s) Held
Michael Frank Phillet	61	President, Chief Executive Officer, Chief Financial Officer, and Director
Michelle Demers	58	Secretary

Set forth below is a brief description of the background and business experience of each of our current executive officers and directors.

Michael Frank Phillet is our CEO, CFO, President, Treasurer and sole director. Mr. Phillet received his B.A. (East Asian History, Psychology) in 1967 and a CA (Chartered Accountant) designation in Canada in 1979.  He has been in public practice as a Chartered Accountant for 35 years and also owns and manages a number of privately-owned businesses.  His business experience and career spans an in-depth involvement with the software industry, computer hardware, pharmaceutics, healthfoods, herbal products for animals (pets), the oil and gas industry, manufacturing, and entertainment.  Other noteworthy achievements include receiving a Canada Council Award for songwriting (1972) and two Ontario Arts Council Awards for songwriting (1974, 1975).

Michelle Demers is our Secretary. Ms. Demers earned her Certified General Accountant designation and a corporate secretarial designation from the Institute of Chartered Secretaries and Administrators in 2000, formalizing many years of accounting and corporate administration experience.  From 1995 to 2001, Michelle was employed by CV Technologies Inc., a company which trades on the TSX Exchange, as Director, Canadian Operations and Assistant Corporate Secretary.  She joined DevStudios International Inc. in June, 2001 as Controller and Corporate Secretary, resigning in 2007.  In 2006 Michelle earned designation as a Fellow of the Institute of Chartered Secretaries and in 2007, as Fellow of the Association of Chartered Certified Accountants.

Directors

Our bylaws authorize no less than one (1) director.  We currently have one Director.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than our President and Secretary. We do not believe we will require any additional employees until such time as the website is complete and begins obtaining significant postings. We are outsourcing in the meantime for the development of our website.

Executive Compensation

Compensation Discussion and Analysis

The Company presently not does have employment agreements with any of its named executive officers and it has not established a system of executive compensation or any fixed policies regarding compensation of executive officers.  Due to financial constraints typical of those faced by a development stage business, the company has not paid any cash and/or stock compensation to its named executive officers

Our current named executive officer holds substantial ownership in the Company and is motivated by a strong entrepreneurial interest in developing our operations and potential revenue base to the best of his ability.   As our business and operations expand and mature, we may develop a formal system of compensation designed to attract, retain and motivate talented executives

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to each named executive officer for our last two completed fiscal years for all services rendered to us.

SUMMARY COMPENSATION TABLE

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Michael Phillet, CEO, CFO, President & Director	2007 2008 2009	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0
Michelle Demers, Secretary	2008 2009	0 0	0 0	0 0	0 0	0 0	0 0	0 0	0 0

Narrative Disclosure to the Summary Compensation Table

Our named executive officers do not currently receive any compensation from the Company for their service as officers of the Company.

Outstanding Equity Awards At Fiscal Year-end Table
The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer outstanding as of the end of our last completed fiscal year.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Shares of Stock That Have Not Vested (#)	Market Value of Shares or Shares of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Shares or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Shares or Other Rights That Have Not Vested (#)
Michael Phillet	0	0	0	0	0	0	0	0	0
Michelle Demers	0	0	0	0	0	0	0	0	0

Compensation of Directors Table

The table below summarizes all compensation paid to our directors for our last completed fiscal year.

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Michael Phillet	0	0	0	0	0	0	0

Narrative Disclosure to the Director Compensation Table

Our directors do not currently receive any compensation from the Company for their service as members of the Board of Directors of the Company.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of August 31, 2009, the beneficial ownership of our common stock by each executive officer and director, by each person known by us to beneficially own more than 5% of the our common stock and by the executive officers and directors as a group. Except as otherwise indicated, all shares are owned directly and the percentage shown is based on 5,750,000 shares of common stock issued and outstanding on August 31, 2009.

Title of class	Name and address of beneficial owner	Amount of beneficial ownership	Percent of class*

Common	Michael Phillet 10324 Wadhurst Road Edmonton, AB T5N 3V1	3,100,000	53.91%
Common	Michelle Demers #73 51110 Range Road Sherwood Park, AB T8E 1G7	50,000	0.87%
Common	Total all executive officers and directors	3,150,000	54.78%

Common	5% Shareholders
	None

As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have "beneficial ownership" of any security that such person has the right to acquire within 60 days after such date.

The persons named above have full voting and investment power with respect to the shares indicated.  Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security.  Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

In accordance with the provisions in our articles of incorporation, we will indemnify an officer, director, or former officer or director, to the full extent permitted by law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of us in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Certain Relationships and Related Transactions

We issued 3,100,000 total shares of common stock at a price of $0.005 per share to our president, Mr. Phillet for total consideration of $15,500 effective December 13, 2007. This issuance was made to Mr. Phillet, who is a sophisticated individual and was in a position of access to relevant and material information regarding our operations. The shares were issued pursuant to Section 4(2) of the Securities Act of 1933 and are restricted shares as defined in the Securities Act.

Family relationships between any of the selling shareholders and Michael Frank Phillet our President and  Director:

Netta Phillet	Wife
Michael D. Phillet	Son

Family relationships between any of our selling shareholders and Michelle Demers our Secretary:

None

There is no family relationship between Michelle Demers our Secretary and Michael Frank Phillet our President.

Available Information

We have filed a Registration Statement on form S-1 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This Prospectus is filed as a part of that Registration Statement, but does not contain all of the information contained in the Registration Statement and exhibits. Statements made in the Registration Statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our Registration Statement and each exhibit attached to it for a more detailed description of matters involving the company. You may inspect the Registration Statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the Registration Statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our Registration Statement and the referenced exhibits can also be found on this site.

Dealer Prospectus Delivery Obligation

Until ______________, all dealers that effect in these securities whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II

Information Not Required In the Prospectus

Item 13.  Other Expenses Of Issuance And Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$1.04
Federal Taxes	$0
State Taxes and Fees	$0
Transfer Agent Fees	$0
Accounting fees and expenses	$1,750
Legal fees and expenses	$5,000

Total	$6,751.04

All amounts are estimates, other than the Commission's registration fee.

We are paying all expenses of the offering listed above.  No portion of these expenses will be borne by the selling shareholders.  The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 14.  Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the governing Nevada statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation.  Our articles of incorporation do not contain any limiting language regarding director immunity from liability.  Excepted from this immunity are:

1.	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

2.	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

3.	a transaction from which the director derived an improper personal profit; and

4.	willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

1.	such indemnification is expressly required to be made by law;

2.	the proceeding was authorized by our Board of Directors;

3.	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested in us under Nevada law; or;

4.	such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

Item 15.  Recent Sales of Unregistered Securities

We closed an issue to 3,100,000 shares of common stock on December 13, 2007 to our sole officer and director, Michael Frank Phillet, at a price of $0.005 per share.  The total proceeds received from this offering were $15,500.  These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 and are restricted shares as defined in the Securities Act.  We did not engage in any general solicitation or advertising.

We completed an offering of 2,650,000 shares of our common stock at a price of $0.01 per share to a total of thirty four (34) purchasers on March 31, 2008.  The total amount we received from this offering was $26,500. The identity of the purchasers from this offering is included in the selling shareholder table set forth above.  We completed this offering pursuant Rule 903(C)(3) of Regulation S of the Securities Act of 1933.

Item 16.  Exhibits

Exhibit Number	Description
3.1	Articles of Incorporation (*)
3.2	By-Laws (*)
5.1	Opinion and Consent of Karen Batcher (*)
23.1	Consent of John Kinross-Kennedy, Certified Public Accountant

(*) Previously filed

Item 17.  Undertakings

The undersigned registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  That, for the purpose of determining liability under the Securities Act to any purchaser,

(a)  If the Company is relying on Rule 430B:

i.  Each prospectus filed by the Company pursuant to Rule 424(b)(3) shall be deemed  to be  part of the  registration  statement  as of the  date  the  filed prospectus was deemed part of and included in the registration statement; and

ii.  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration  statement in reliance on Rule 430B relating to an offering made pursuant to Rule  415(a)(1)(i),  (vii),  or (x) for the  purpose of  providing  the  information  required  by section  10(a) of the Securities  Act shall be deemed to be part of and  included in the  registration statement  as of the earlier of the date such form of  prospectus  is first used after  effectiveness  or the date of the first contract of sale of securities in the  offering  described  in the  prospectus.  As  provided  in Rule  430B,  for liability  purposes  of the  issuer  and any  person  that  is at  that  date an underwriter,  such  date  shall  be  deemed  to be a new  effective  date of the registration  statement relating to the securities in the registration statement to which that  prospectus  relates,  and the offering of such securities at that time shall be deemed to be the initial  bona fide  offering  thereof;  provided, however,  that no statement made in a registration  statement or prospectus that is part of the  registration  statement  or made in a document  incorporated  or deemed  incorporated by reference into the registration  statement or prospectus that is part of the  registration  statement will, as to a purchaser with a time of  contract  of sale  prior to such  effective  date,  supersede  or modify any statement  that was made in the  registration  statement or prospectus  that was part of the  registration  statement  or made in any such  document  immediately prior to such effective date; or

(b)  If the Company is subject to Rule 430C:

Each  prospectus  filed  pursuant to Rule 424(b) as part of a  registration statement relating to an offering, other than registration statements relying on Rule 430B or other than  prospectuses  filed in reliance on Rule 430A,  shall be deemed to be part of and included in the  registration  statement as of the date it is first used after effectiveness;  provided, however, that no statement made in a  registration  statement  or  prospectus  that is part of the  registration statement or made in a document incorporated or deemed incorporated by reference into the  registration  statement or prospectus that is part of the registration statement  will, as to a purchaser with a time of contract of sale prior to such first use,  supersede or modify any statement that was made in the  registration statement or prospectus that was part of the  registration  statement or made in any such document  immediately prior to such date of first use.

(5)  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities:  The undersigned registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer and sell such securities to the purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)  Insofar as Indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provision, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in Edmonton, Alberta, Canada, on August 31, 2009.

KID’S BOOK WRITER INC.

By: /s/ Michael Frank Phillet
Michael Frank Phillet
President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer and sole Director